BY-LAWS
                                    OF
                              MEDCROSS, INC.
                   (AS AMENDED THROUGH NOVEMBER 8, 1993)

                           ARTICLE I - OFFICERS

     The principal office of the corporation shall be at 3227 Bennet Street North, St. Petersburg, Florida, 33713, or at such other place as the Board of Directors may from time to time direct.

                   ARTICLE II - MEETINGS OF STOCKHOLDERS

     SECTION 1.     ANNUAL MEETINGS.    The annual meeting of the
stockholders of the corporation for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on a day and at a time and place designated from time to time by the Board of Directors.

     SECTION 2.     SPECIAL MEETINGS.   A special meeting of the
stockholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of stockholders of record holding in the aggregate 10% of the outstanding shares of the capital stock of the corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President. Such written request shall further comply with the requirements of Section 13 of this Article II.

     SECTION 3. PLACE OF MEETINGS. The meetings of the stockholders of the corporation shall be held in the State of Florida, or any place in the world, as from time to time may be designated by the Board of Directors.

     SECTION 4.     NOTICE OF MEETINGS AND RECORD DATE.     Except as
otherwise required by statute, notice of each meeting of the stockholders, whether annual or special, shall be in writing over the name of the President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time and place where it is to be held, and a copy thereof shall be served, either personally or by first-class mail, or at the direction of the President, the Secretary, or the officer or person calling the meeting, upon each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, it shall be directed to a stockholder at his or her address as it appears on the stock books of the corporation unless he or she shall have filed with the Secretary of the corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. If any stockholder in person or by attorney thereunto authorized shall waive in writing notice of any meeting, notice thereof need not be given to him or her.

     SECTION 5.     CLOSING OF TRANSFER BOOKS.    In order to determine the
holders of record of the capital stock of the corporation who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than 60 days prior to the date set for any of the above-mentioned activities for such determination of stockholders. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the date for any such determination of stockholders, such date in any case to be not more than 60 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 5 for the adjourned meeting.

     SECTION 6.     QUORUM.   At all meetings of the stockholders the
presence in person or by proxy of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn the meeting from time to time.

     SECTION 7. NOTICE OF ADJOURNED MEETING. Notice need not be given of any adjourned meeting of stockholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixed a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of this Article II to each stockholder of record on the new record date entitled to vote at such meeting.

     SECTION 8.     PRESIDING OFFICER; ORDER OF BUSINESS.   Meetings of the
stockholders shall be presided over by the Chairman of the Board or, if he or she is not present or if there is no Chairman of the Board, by the President. The presiding officer of any meeting of the stockholders may delegate his or her duties and obligations as the presiding officer and he or she sees fit. The Secretary of the corporation or, in his or her absence, an Assistant Secretary shall act as secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as secretary of the meeting. The order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his or her sole discretion.

     SECTION 9. INSPECTORS OF ELECTION. The Board of Directors shall appoint at each annual meeting two persons, who need not be stockholders, to act as Inspectors of Election at all meetings of the stockholders until the close of the next annual meeting. No candidate for the office of director shall act as Inspector of Election. If there be a failure to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his or her office becomes vacant, the Board of Directors present at the meeting may choose temporary Inspectors of the number required. The Inspectors appointed to act at any meeting of the Board, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability.

     SECTION 10.    VOTING.   Each outstanding share entitled to vote shall
be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In case the transfer books have not been closed, and no date has been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election of directors which has been transferred on the books of the corporation within 20 days next preceding such election of directors. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling, and telephonic facsimile transmission) by the stockholder himself or herself or by his or her duly authorized attorney and filed with the Secretary of the corporation. The President, a Vice President, and the Secretary of the corporation shall constitute a Credentials Committee and shall pass upon the validity of all proxies submitted for use at any meeting. No proxy shall be valid after 11 months from the date of the proxy unless otherwise provided in the proxy. The decision of the Credentials Committee upon the validity of the proxies shall be conclusive. At all meetings of the stockholders, except as otherwise required by statute, the Articles of Incorporation, or these By-Laws, all matters shall be decided by the vote of a majority in interest of the stockholders entitled to vote present in person or by proxy. Election for directors need not be by ballot.

     The presiding officer at any meeting of the stockholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand, or vote by voice. No method of voting may be adopted, however, which fails to take account of any stockholder's right to vote by proxy as provided for in this Article II.

     SECTION 11.    LIST OF STOCKHOLDERS.    The directors shall cause the
Secretary, or other officer designated by them who has charge of the transfer books and the stock books, to make at least 10 days before every election a full, true, and complete list, arranged by voting group and in alphabetical order within such group, of all the stockholders entitled to vote at the ensuing election, and the post office address and the number of shares held by each. The Board of Directors shall produce such stockholders' list at the time and place of election, to remain there during the election.

     SECTION 12.    WAIVER OF IRREGULARITIES.     All informalities and
irregularities in calls, notices of meeting, the manner of voting, form of proxy, credentials, and methods of ascertaining those present shall be deemed waived if no objection is made thereto at the meeting.

     SECTION 13.    STOCKHOLDER PROPOSALS.   No proposal by a stockholder
shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the Secretary of the corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders which notice shall include the name and address of such stockholder, the number of voting securities he holds of record and which he holds beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal.

     Any stockholder may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth hereinabove, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 60 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Notwithstanding any other provision of these By-Laws, the corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

                     ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS AND QUALIFICATIONS. The property, affairs, and business of the corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all of the powers of the corporation, except such as are by law or by the Articles of Incorporation or by these By-Laws expressly conferred upon or reserved to the stockholders. The directors shall act only as a board; an individual director shall have no power to take any actions on behalf of the corporation unless the action is authorized by the Board of Directors. The Board of Directors may, by contract or otherwise, give general, limited, or special power and authority to the officers and employees of the corporation to transact the corporation's general business or any special businesses, and may give powers of attorney to agents of the corporation to transact any special business requiring that authorization.

     SECTION 2.     NUMBER, ELECTION AND TERM OF OFFICE.    The number of
directors shall be such number as set forth in or as determined in accordance with the provisions of the Articles of Incorporation. Subject to the provisions of the Articles of Incorporation and Section 6 of this
Article III, the directors shall be elected annually by the stockholders entitled to vote at the annual meeting of stockholders, by a plurality of the votes at such election. Subject to the provisions of the Articles of Incorporation, each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of stockholders held next after his or her election and until his or her successor shall have been elected and qualified or until his or her death, resignation, or removal in the manner hereinafter provided.

     SECTION 3. MEETINGS. A meeting of the Board of Directors shall be held for organization, for the election of officers, and for the transaction of such other business as properly may come before the meeting, within 30 days after each annual election of directors upon the notice hereinafter provided for a special meeting. The directors, however, may hold such meeting, without notice, at the place where the annual meeting of stockholders is held, immediately following such meeting.

     The Board of Directors by resolution may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held.

     Special meetings of the Board of Directors may be called by the President, any Vice President, or by a majority of the members of the Board of Directors. Notice of each special meeting shall be mailed to each director, addressed to him or her at his or her address as it appears upon the records of the corporation, at least one day before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, telephone facsimile transmission, or cable, or telephoned or delivered to him or her personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place (which may be within or outside the State of Florida) of such meeting, but unless otherwise required by statute, the Articles of Incorporation, or these By-Laws, need not state the purposes thereof. Notice of any meeting need not be given to any director, however, if waived by him or her, before or after such meeting, in writing or by telegraph, telephone facsimile transmission, or cable. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

     Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 4.     QUORUM.   The presence at any meeting of a majority of
the total number of directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and except as otherwise required by statute, the Articles of Incorporation, or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

     SECTION 5.     RESIGNATIONS AND REMOVAL.     Any director may resign
at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary, or an Assistant Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

     SECTION 6.     VACANCIES.     If any vacancy shall occur among the
directors by reason of death, resignation, disqualification, removal, or otherwise, such vacancy may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by a majority of the stockholders present and entitled to vote at any meeting held during the existence of such vacancy, provided that the filling of such vacancy is included in the corporation's proxy material for the meeting. If a vacancy shall occur by an increase in the number of directors, the additional directors authorized by such increase shall be elected by the vote of a majority of the directors in office at the time of such increase.


     SECTION 7. COMPENSATION. Directors may be compensated for services as directors and as members of Committees of the Board of Directors. Nothing herein contained shall prevent any director from serving the corporation in any other capacity and receiving compensation therefor. The Board of Directors and any members of any Committee of the Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or Committee meeting.

     SECTION 8. NOMINATION OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders' intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors, and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1.     POWERS.   Except as otherwise provided by statute or by
these By-Laws, all the powers of the Board of Directors when not in session may be vested, to the extent from time to time determined by the Board of Directors, in Committees established for specific purposes, the members of which shall be appointed in accordance with Section 2 of this Article IV.

     SECTION 2.     APPOINTMENT, QUALIFICATION, AND TERM OF OFFICE.   The
Board of Directors, by the affirmative vote of a majority of the directors then in office, may appoint Committee members from among its members. The Board of Directors may designate as Chairman of any Committee one of the members so appointed. Each member of each Committee shall continue in office until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his or her election and until his or her successor is appointed and qualifies or until his or her death, resignation, or removal in the manner hereinafter provided, or until he or she shall cease to be a director. The Chairman of each Committee shall preside at all meetings of the Committee at which he or she shall be present.

     SECTION 3. MEETINGS. Each Committee, by resolution, may provide for the holding of regular meetings, with or without notice, and may fix the time and place (within or outside the State of Florida) at which such meetings shall be held. Special meetings of each Committee may be called from time to time by any member of the Committee. Notice of each special meeting shall be mailed to each member of the Committee addressed to him or her at his or her address as it appears upon the records of the corporation, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telephone, telephone facsimile transmission, or cable, or telephoned or delivered to him or her personally, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place (which may be within or outside the State of Florida) but, unless otherwise required by statute, the Articles of Incorporation, or these By-Laws, need not state the purpose of such meeting. Notice of any meeting need not be given to any member of a Committee, however, if waived by him or her, before or after such meeting, in writing or by telegraph, telephone facsimile transmission, or cable. Any meeting of a Committee shall be a legal meeting without any notice or waiver of notice therefor having been given if all the members of the Committee shall be present thereat.

     SECTION 4.     RESIGNATIONS AND REMOVAL.     Any member of a Committee
may resign at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary, or an Assistant Secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

     Any member of a Committee may be removed either with or without cause at any time by the affirmative vote of a majority of the directors then in office, given at a meeting of the Board of Directors called for that purpose.

     SECTION 5.     VACANCIES.     If the office of any member of a
Committee becomes vacant by reason of death, removal, or otherwise, the Board of Directors may appoint one of the directors as a member of the Committee to fill such vacancy.

     SECTION 6.     QUORUM.   The presence, at any meeting of a Committee,
of a majority of the members then in office shall constitute a quorum for the transaction of business. A majority of such quorum may decide any questions that may come before such meeting.

                           ARTICLE V - OFFICERS

     SECTION 1.     NUMBER.   The officers of the corporation shall be a
Chairman of the Board of Directors, a President, one or more Vice Presidents, one or more of whom may be designated as an Executive or Senior Vice President, a Medical Director, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V.

     SECTION 2.     ELECTION, TERM OF OFFICE, AND QUALIFICATIONS.     Each
officer specifically designated in Section 1 of this Article V shall be chosen by the Board of Directors and shall hold his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner provided in Section 4 of this Article V.

     SECTION 3.     SUBORDINATE OFFICERS.    The Board of Directors from
time to time may appoint other officers or agents, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or Committee the power to appoint any such subordinate officers or agents and to prescribe their respective authorities and duties.

     SECTION 4. REMOVAL. Any officer may be removed either with or without cause by a majority of the directors then in office.

     SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President, a Vice President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, a Vice President, the Secretary, or an Assistant Secretary.

     SECTION 6.     VACANCIES.     A vacancy in any office because of
death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

     SECTION 7. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors and over all meetings of the stockholders subject to such rules as to the conduct of such meetings as are established by the Board of Directors.

     SECTION 8. THE PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation as well as control over the corporation's other officers. The President shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the Chairman of the Board of Directors. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

     SECTION 9.     THE VICE PRESIDENTS.     At the request of the
President or in his or her absence or disability, the Vice President, or in the case there shall be more than one Vice President, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or the President.

     SECTION 10.    THE MEDICAL DIRECTOR.    The Medical Director shall
keep informed and advise the Board of Directors and the officers of the corporation as to those medical technologies that are related to the current operations of the corporation, as to those related to areas determined by the Board of Directors to be of interest to the corporation by way of expansion, and as to the needs of the medical community as they relate to the corporation's operations. The Medical Director shall perform such other duties as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

     SECTION 11. THE SECRETARY. The Secretary of the corporation shall keep the minutes of the meetings of the stockholders of the corporation and, unless provided otherwise by the Chairman at any meeting of the Board of Directors, the Secretary shall keep the minutes of the meetings of the Board of Directors of the corporation. The Secretary shall be the custodian of the minute books of the corporation and such other books and records of the corporation as the Board of Directors of the corporation may direct. The Secretary of the corporation shall have the general responsibility for maintaining the stock transfer books of the corporation or of supervising the maintenance of the stock transfer books of the corporation by the transfer agent, if any, of the corporation. The Secretary shall be the custodian of the corporate seal of the corporation and shall affix the corporate seal of the corporation on contracts and other instruments as the Board of Directors may direct. The Secretary shall perform such other duties as are assigned to him from time to time by the Board of Directors or the President of the corporation.

     SECTION 12. THE TREASURER. The Treasurer of the corporation shall have custody of all funds and securities owned by the corporation. The Treasurer shall cause to be entered regularly in the proper books of account of the corporation full and accurate accounts of the receipts and disbursements of the corporation. The Treasurer of the corporation shall render a statement of the cash, financial, and other accounts of the corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the corporation. The Treasurer shall at all reasonable times make available the corporation's books and financial accounts to any director of the corporation during normal business hours. The Treasurer shall perform all other acts incident to the office of treasurer of the corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors or the President of the Corporation.

     SECTION 13.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.
     The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of

Directors or by the President.

     SECTION 14. SALARIES. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the corporation.

                   ARTICLE VI - EXECUTION OF INSTRUMENTS

     All documents, instruments, or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the corporation as may be determined from time to time by the Board of Directors.

                        ARTICLE VII - CAPITAL STOCK

     SECTION 1.     CERTIFICATES OF STOCK.   Every stockholder shall have a
certificate, signed by the President or a Vice President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. When the certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the corporation and registrar, the signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimiles.

Certificates for shares of the stock of the corporation shall be in such form as shall be approved by the Board of Directors, and the seal of the corporation or a facsimile thereof shall be affixed thereto. There shall be entered upon the stock books of the corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares, and the date thereof.

     SECTION 2.     LOST OR DESTROYED CERTIFICATES.    The Board of
Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his or her legal representatives, to advertise the same in such manner as it shall require or to give the corporation a bond sufficient to indemnify the corporation on account of the alleged loss of any such certificate or the issuance of such new certificate.

     SECTION 3.     RIGHTS AND LIABILITIES OF STOCKHOLDERS OF RECORDS.
     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and shall not be bound to recognize any legal, equitable, or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Florida.

     SECTION 4.     REGULATIONS.        The Board of Directors may make
such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the corporation, including the issuance of new certificates to replace lost or destroyed certificates, and may appoint transfer agents or registrars or both of any class of stock of the corporation.

     SECTION 5.     CONTROL-SHARE ACQUISITIONS.   Section 607.0902, Florida
Statutes, shall not apply to control-shares acquisitions of share of the corporation.

                       ARTICLE VIII - CORPORATE SEAL

     The corporate seal shall be in the form of a circle and shall bear the name of the corporation and year of its incorporation and shall indicate its formation under the laws of the State of Florida; provided, that the form of such seal shall be subject to alteration from time to time by the Board of Directors.


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                       ARTICLE IX - INDEMNIFICATION

     SECTION 1. LEGAL PROCEEDINGS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, and not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2.     ACTIONS BY THE CORPORATION.   The corporation shall
indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. EXPENSES. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 4.     DETERMINATION TO INDEMNIFY.   Any indemnification under
Section 1 or Section 2, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made:

     (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a Committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c)  by independent legal counsel:

          i)   selected by the Board of Directors prescribed in Section
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4(a) or the Committee prescribed in Section 4(b); or

          ii) if a quorum of the directors cannot be obtained for Section 4(a) and the Committee cannot be designated under Section 4(b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

     (d) by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of the stockholders who are not parties to such proceeding.

     SECTION 5.     ADVANCE OF EXPENSES.     Expenses, including attorneys'
fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in Section 4 that the director, officer, employee, or agent met the applicable standard of conduct set forth in
Section 1 or Section 2 as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 6.     OTHER INDEMNIFICATION.   The corporation or the
stockholders may make any other or further indemnification of any of the corporation's directors, officers, employees, or agents under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, except as prohibited by law.

     SECTION 7. CONTINUATION. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 8.     INSURANCE.     The corporation may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 9. NOTICE TO STOCKHOLDERS. If any expenses or other amounts are paid by way of indemnification other than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to stockholders of written notice of the next annual meeting of stockholders, unless such meeting is held within three months after the date of such payment, and, in any event, within 15 months after the date of such payment, deliver either personally or by mail to each stockholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     SECTION 10.    INTERPRETATION.     This Article IX shall be
interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit, or proceeding, the validity and effect of the remaining part therefor shall not be affected.








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